                                                                     EXHIBIT 2.1


KRONISH, LIEB, WEINER & HELLMAN
ROBERT J. FEINSTEIN, ESQ.
CHET F. LIPTON, ESQ.
1114 Avenue of the Americas
New York, New York 10036
Telephone: (212) 479-6000

       - and -

GOLDBERG, STINNETT, MEYERS & DAVIS
A Professional Corporation
MERLE C. MEYERS, ESQ. #066849
44 Montgomery Street, Suite 2900
San Francisco, California  94104
Telephone:  (415) 362-5045

Attorneys for the Debtor in Possession


MARCUS MONTGOMERY WOLFSON P.C.
PETER D. WOLFSON, ESQ.
ROBINSON MARKEL, ESQ.
SUZANNE D.T. LOVETT, ESQ.
53 Wall Street
New York, New York 10005
Telephone: (212) 858-5200

Attorneys for the Official Committee
of Equity Security Holders of
Hexcel Corporation


                         UNITED STATES BANKRUPTCY COURT

                         NORTHERN DISTRICT OF CALIFORNIA

                                   )
In re                              )    No. 93-48535 T
                                   )
     HEXCEL CORPORATION, a         )    Chapter 11
     Delaware corporation,         )
                                   )
                         Debtor.   )
___________________________________)

              ORDER CONFIRMING FIRST AMENDED PLAN OF REORGANIZATION
                PROPOSED BY THE DEBTOR AND THE OFFICIAL COMMITTEE
            OF EQUITY SECURITY HOLDERS, DATED AS OF NOVEMBER 7, 1994

          The First Amended Plan of Reorganization Proposed by Hexcel Corporation, a Delaware corporation ("Hexcel" or the "Debtor") and the Official Committee of Equity Security Holders of Hexcel Corporation (the "Equity Committee"), dated as of November 7, 1994 (which, together with all modifications thereto on or before the date hereof are herein referred to as the "Plan"), a copy of which is annexed hereto as Exhibit A,(1) having been proposed and filed with this Court by its co-proponents, Hexcel and the Equity Committee (collectively, the "Proponents"); and the First Amended Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code for the First Amended Plan of Reorganization Proposed by the Debtor and the Equity Committee, dated as of November 7, 1994 (the "Disclosure Statement"), having been approved by the Court and transmitted to the Debtor's creditors and equity security holders in accordance with the Order of the Court dated November 9, 1994 approving the Disclosure Statement under Section 1125 of the Bankruptcy

_________________________

(1) Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan.

Code and establishing solicitation and tabulation procedures and providing for other relief (the "Solicitation Order"); and a hearing having been held before the Court commencing on January 10, 1995 to consider confirmation of the Plan (the "Confirmation Hearing"); and due notice of the Confirmation Hearing and the time for filing objections to confirmation of the Plan having been given to all parties in interest in accordance with the Solicitation Order and other applicable Orders of this Court; and the Court having found that the form and scope of the notice of the Confirmation Hearing were appropriate under the circumstances, that all parties in interest had an opportunity to appear and be heard at the Confirmation Hearing, and that the procedures by which Ballots for acceptance or rejection of the Plan were distributed and tabulated were fair and were properly conducted in accordance with the Solicitation Order and other applicable Orders of this Court; and the Court having considered all of the objections to the confirmation of the Plan; and after due consideration and deliberation, IT IS HEREBY ORDERED, DETERMINED, ADJUDGED, FOUND AND DECREED that:

                                  JURISDICTION

          1. This Court has jurisdiction to approve and confirm the Plan pursuant to 28 U.S.C. Section 1334.

          2. Confirmation of the Plan is a core proceeding pursuant to 28 U.S.C. Section 157(b).


                            MODIFICATION OF THE PLAN

          3. The Proponents have modified the Plan as set forth on Exhibit B hereto, which modifications are incorporated into and made part of the Plan.

          4. The modifications of the Plan do not adversely change the treatment of the Claim of any creditor or the Interest of any Equity Interest holder and otherwise comply with Section 1127 of the Bankruptcy Code.


                            CONFIRMATION OF THE PLAN

          5. The Plan complies with the applicable provisions of the Bankruptcy Code.

          6. The Proponents of the Plan have complied with the applicable provisions of the Bankruptcy Code, including the disclosure and solicitation requirements of Section 1125 of the Bankruptcy Code.

          7. Based on the Disclosure Statement, Hexcel's public dissemination of reports on its recent financial results, and the record of the Confirmation Hearing, Hexcel believes that all known material information concerning Hexcel and its financial condition, as required under Section 1125 of the Bankruptcy Code or otherwise, has been disclosed, and Hexcel believes there is no known material non-public information relating to Hexcel and its financial condition that has not been disclosed.

          8. The Plan has been proposed in good faith and not by any means forbidden by law.

          9. All payments made or to be made by the Debtor, or by a person issuing securities or acquiring property under the Plan, for services or for costs and expenses in or in connection with the Chapter 11 Case, or in connection with the Plan and incident to the Chapter 11 Case, have been approved, have been fully disclosed to the Court and are reasonable or, if to be fixed after confirmation of the Plan, will be subject to approval of the Court.

          10. The identity, qualifications and affiliations of the persons who are to be directors and officers of the Debtor after confirmation of the Plan have been fully disclosed, and the appointment or continuance of such persons in such offices is consistent with the interests of creditors and equity security holders of the Debtor and with public policy.

          11. The identity of any insider that will be employed or retained by the Reorganized Debtor and the nature of such insider's compensation have been fully disclosed.

          12. No governmental regulatory commission has jurisdiction, after confirmation of the Plan, over the rates of the Debtor.

          13. With respect to each impaired Class of Claims or Equity Interests, each holder of a Claim or Equity Interest of such Class has accepted the Plan or will receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the amount that such holder would receive or retain if the Debtor were liquidated under chapter 7 of the Bankruptcy Code on such date.

          14. Classes 1, 2, 3, 5, 6, 7, 9, 10 and 12 of the Plan are not impaired by the Plan.

          15. Classes 4, 8A, 8B and 11 of the Plan are impaired and have voted to accept the Plan. All of the holders of Claims in Classes 4, 8A and 8B who voted, have accepted the Plan. The holders of approximately 96% of the shares in Class 11 which were voted, have accepted the Plan. Although Classes 5 and 6 are not impaired, the votes of creditors in such Classes were solicited. Approximately 99% in number and 99% in dollar amount of Class 5 creditors who voted, have accepted the Plan, and the sole creditor in Class 6 voted to accept the Plan. No Class of Claims or Interests has rejected the Plan.

          16. Except to the extent that the holder of a Claim of a kind specified in Section 507(a) of the Bankruptcy Code has agreed to a different treatment of such Claim, the Plan provides that:

          (a)  with respect to a Claim of a kind specified in Section 507(a)(1),
     (2), (3), (4), (5) or (6) of the Bankruptcy Code, on the Effective Date, the holder of such Claim will receive on account of such Claim Cash equal to the Allowed Amount of such Claim; and

          (b) with respect to a Claim of a kind specified in Section 507(a)(7) of the Bankruptcy Code, the holder of such Claim will receive on account of such Claim deferred Cash payments, over a period not exceeding six years after the date of assessment of such Claim, of a value, on the Effective Date or as soon thereafter as is practicable, equal to the Allowed Amount of such Claim.

          17. At least one Class of Claims that is impaired under the Plan has accepted the Plan, determined without including any acceptance of the Plan by any insider.

          18. Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtor.

          19. All fees payable under Section 1930 of title 28 of the United States Code have been paid or the Plan provides that they will be paid as Administrative Expenses under the Plan.

          20. The Plan provides for the continuation after the Effective Date of all "retiree benefits" of Hexcel as defined by Section 1114(a) of the Bankruptcy Code, for the duration of the period Hexcel has obligated itself to provide such benefits.

          21. Each of the conditions to the effectiveness of the Plan has been or is expected promptly to be satisfied.

          22. Section 8.4 of the Plan provides that the Certificate of Incorporation of the Debtor shall be amended as of the Effective Date to provide, among other things, for the inclusion of a provision prohibiting the issuance of non-voting equity securities and providing, as to the classes of securities possessing voting power, an appropriate distribution of such power among such classes.

          23.  The objections to the Plan be, and they hereby are, overruled.

          24. Pursuant to Section 1129 of the Bankruptcy Code, the Plan be, and it hereby is, confirmed.

          25. Any security, money or other property or distributions pursuant to the Plan that are unclaimed for a period of one year after distribution thereof shall be revested in and become the property of Reorganized Hexcel.

          26. Any payment made on behalf of a holder of a Class 9 Claim to the indenture trustee for the Subordinated Debentures pursuant to the Plan, including any payment of interest, that is unclaimed by the holder of a Subordinated Debenture Claim for a period of one year after the distribution thereof shall be returned to and revested in Reorganized Hexcel.

          27. Except as otherwise provided herein and in the Plan, in accordance with Section 1141(d) of the Bankruptcy Code, the Debtor is discharged of and from any and all debts and Claims that arose before the date of entry of this Order, including, without limitation, any debt or Claim of a kind specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a proof of Claim based on such a debt is filed or deemed filed under
Section 501 of the Bankruptcy Code, (b) such Claim is allowed under Section 502 of the Bankruptcy Code, or (c) the holder of such Claim has accepted the Plan.

          28. Nothing in this Order or in the Plan is intended to limit the rights of creditors, if any, to seek allowance of their Claims pursuant to
Section 502(e)(2) or reconsideration of their Claims pursuant to Section 502(j) of the Bankruptcy Code.

          29. Except as otherwise provided in the Plan, in accordance with Sections 1141(b) and 1141(c) of the Bankruptcy Code, all property of the Debtor's estate and all other property dealt with in the Plan be, and it hereby is, vested in the Debtor and is free and clear of all debts, Claims and interests of creditors and holders of Equity Interests of the Debtor.

          30. Except as provided in the Plan and subject only to the occurrence of the Effective Date, any judgment at any time obtained, to the extent that such judgment is a determination of personal liability of the Debtor with respect to any debt or Claim discharged hereunder be, and it hereby is, rendered null and void.

          31. Unless otherwise provided herein, all injunctions or stays provided for in the Chapter 11 Case pursuant to Sections 105 or 362 of the Bankruptcy Code or otherwise extant on the date of entry of this Order shall remain in full force and effect until the Effective Date of the Plan.

          32.  Unless otherwise provided herein, the stay in effect pursuant to
Section 362(a) of the Bankruptcy Code and any stay entered in the Chapter 11 Case by this Court under Section 105 of the Bankruptcy Code be, and they hereby are, dissolved and of no force or effect after the Effective Date of the Plan.

          33. Except as provided in the Plan and subject only to the occurrence of the Effective Date, the commencement or continuation of any action, the employment of any process, or any act to collect, recover or offset any debt discharged hereunder as a personal liability of the estate or Debtor, or from or against property of the estate or Debtor, is permanently enjoined, stayed and restrained.

          34.  Subject only to the occurrence of the Effective Date, pursuant to
Article VII of the Plan and

Sections 365 and 1123(b)(2) of the Bankruptcy Code, and without further motion to or order of the Bankruptcy Court, (i) the assumption of all executory contracts and unexpired leases other than those (a) which have been rejected pursuant to a prior Order of this Court, (b) which are set forth in Schedules 7.1(a) and 7.3 to the Plan, or (c) as to which a motion for approval of the rejection thereof has been filed and served on or prior to the Effective Date, be, and the same hereby is, approved in all respects; (ii) the rejection of all executory contracts set forth in Schedules 7.1(a) and 7.3 to the Plan be, and the same hereby is, approved in all respects; and (iii) all Claims arising from contracts and leases assumed prior to or as a result of the Effective Date are hereby disallowed.

          35. Proof of any Claim for breach of an executory contract or unexpired lease rejected pursuant to Section 7.1(a) or Section 7.3 of the Plan be, and it hereby is, required to be served and filed with the Court no later than thirty days after notice of entry of this Order, or it shall then be barred and discharged.

          36. Pursuant to Section 365(d)(4) of the Bankruptcy Code, the time within which Hexcel may assume or reject the executory contracts and unexpired leases specified in Section 7.1(a) and (b) and Section 7.3 of the Plan be, and it hereby is, extended through the later to occur of (a) the date of entry of an order approving the assumption or rejection of such executory contracts or unexpired leases and (b) the Effective Date; PROVIDED, HOWEVER, that in the event that the Effective Date does not occur and this Order is vacated pursuant to the terms and provisions of the Plan or otherwise, the time within which Hexcel may assume or reject all such executory contracts and unexpired leases be, and it hereby is, extended for a period of thirty days after the date this Order is vacated.

          37. No payment or distribution provided for in the Plan shall be made prior to the Effective Date. All distributions of Cash, Reorganized Hexcel Common Stock, Rights or other consideration required to be made by Hexcel pursuant to the Plan shall be made within the time provided by the Plan and, in the case of distributions of Cash, shall be timely and proper if (i) mailed by first class mail on or before the distribution dates set forth in the Plan to the last known address of the persons entitled thereto, or (ii) payment is made by wire transfer as provided for in Section 6.2(b) of the Plan on or before the distribution dates set forth in the Plan.

          38. The amendment and restatement of the Certificate of Incorporation and Bylaws of Hexcel be, and they hereby are, approved.

          39. Hexcel, Reorganized Hexcel, their officers, and all parties in interest be, and they hereby are, authorized, empowered and directed to issue, execute, deliver, file or record any agreement, document or security, and take any action necessary or appropriate, to implement, effectuate and consummate the Plan in accordance with its terms, including, without limitation, any agreement, release, amendment or restatement of Hexcel's Certificate of Incorporation and Bylaws, the agreements annexed or referred to in the Plan and/or the Disclosure Statement and the issuance of the Rights, without further application to or order of this Court.

          40. All actions authorized to be taken pursuant to the Plan, including, without limitation the amendment and restatement of Hexcel's Certificate of Incorporation and Bylaws, shall be effective as of the Effective Date pursuant to this Order without any further action by the stockholders or directors of the Debtor, the Debtor in Possession or Reorganized Hexcel.

          41. Hexcel, Reorganized Hexcel and their officers be, and hereby are, authorized to execute and file any and all documents necessary or appropriate to effectuate or evidence any or all corporate actions authorized to be taken pursuant to the Plan or the Disclosure Statement, and any or all such documents shall be accepted by each of the respective State filing offices and recorded in accordance with applicable State law and shall become effective in accordance with their terms and the provisions of State law as of the Effective Date.

          42. This Order shall constitute all approvals and consents required, if any, by the laws, rules or regulations of any State or any other governmental authority with respect to the implementation or consummation of the Plan, and any other documents, instruments or agreements, and any amendments or modifications thereto, and any other acts referred to in or contemplated by the Plan, the Disclosure Statement and any other documents, instruments or agreements, and any amendments or modifications thereto, including the issuance of the Rights and conducting the Rights Offering.

          43. By operation of Section 1145 of the Bankruptcy Code, the distribution of Reorganized Hexcel

Common Stock (including, but not limited to, that issuable on exercise of the Rights and that distributable to creditors in Class 10 under the Plan) and the Rights to be issued and distributed under the Plan, shall be exempt from registration under Section 5 of the Securities Act of 1933, as amended, and any State or local law requiring registration for offer or sale of a security or registration or licensing of an issuer of, or broker or dealer in a security. All such securities so issued shall be freely transferable by the initial recipients thereof, except for any securities received by an underwriter within the meaning of Section 1145(b) of the Bankruptcy Code.

          44. The Plan and the Disclosure Statement constitute a solicitation to the holders of Hexcel Common Stock for the approval of the Hexcel Corporation New Long Term Incentive Plan, a copy of which is annexed as Exhibit G to the Disclosure Statement, and the acceptance of the Hexcel Corporation New Long Term Incentive Plan by the holders of Hexcel Common Stock is hereby confirmed. Entry of this Order constitutes evidence of stockholder approval of the Hexcel Corporation New Long Term Incentive Plan, for purposes of compliance with Rule 16b-3 issued under Securities Exchange Act of 1934, as amended.

          45. Pursuant to Section 1146 of the Bankruptcy Code, the issuance, transfer or exchange of notes or equity securities under the Plan, the creation of any mortgage, deed or trust or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including the agreements executed in connection with (i) the sale of Hexcel's Chandler, Arizona manufacturing plant, electromagnetic technology and other assets to Northrop Grumman Corporation, and (ii) the sale of Hexcel's four European subsidiaries comprising its Europeans resins business, and any of the other transactions contemplated under the Plan be, and they hereby are, exempt from any stamp, real estate transfer, mortgage recording or other similar tax.

          46. The Standby Purchase Commitment among Hexcel, the Equity Committee and Mutual Series Fund Inc. ("Mutual Series"), dated October 24, 1994 (the "Standby Purchase Commitment"), a copy of which is annexed to the Plan as Exhibit B, and the exhibits thereto (including, but not limited to, the form of Secured Promissory Note, Security Agreement and Registration Rights Agreement), be, and they hereby are, approved and the Standby Purchase Commitment constitutes, and such Secured Promissory Note, Security Agreement and Registration Rights Agreement when executed and delivered pursuant to the Standby Purchase Commitment will constitute, the legal, valid and binding obligations of Reorganized Hexcel enforceable against Reorganized Hexcel in accordance with their respective terms.

          47. Pursuant to Section 1123(a)(5) of the Bankruptcy Code, Hexcel, Reorganized Hexcel and their officers be, and they hereby are, authorized and directed to consummate the transactions contemplated by the Standby Purchase Commitment, Secured Promissory Note, Security Agreement and Registration Rights Agreement in accordance with their terms without further approval or action by either the directors or stockholders of Hexcel or Reorganized Hexcel, which approval has been, and shall be deemed to have been, given for all purposes.

          48. The Registration Rights Agreement for Affiliates between Hexcel and certain present and future holders of its equity securities who qualify as Eligible Holders as defined therein, a copy of which is annexed to the Plan as Exhibit E be, and it hereby is, approved and when executed and delivered by Hexcel shall be the legal, valid and binding obligation of Reorganized Hexcel enforceable against Reorganized Hexcel in accordance with its terms.

          49. The commitment letter, dated January 6, 1995, between Hexcel and Citicorp USA, Inc. ("Citicorp") (the "Commitment Letter") and the facility fees letter, dated January 6, 1995, between Hexcel and Citicorp (the "Facility Fees Letter"), shall be the legal, valid and binding obligations of Hexcel enforceable against Hexcel in accordance with their terms. Hexcel, Reorganized Hexcel and their officers be, and they hereby are, authorized and directed to negotiate, execute, deliver, and perform a working capital credit agreement, security agreement and other loan documents (collectively, the "Loan Documents") substantially in accordance with the terms set forth in the Commitment Letter and the Facility Fees Letter. Upon execution and delivery of the Loan Documents, said Loan Documents shall be the legal, valid and binding obligation of Reorganized Hexcel enforceable against Reorganized Hexcel in accordance with their terms.

          50. The validity, enforceability, perfection and first priority of the security interests and liens granted pursuant to the Loan Documents, be, and they hereby are, authorized and approved, without any further act required by Citicorp.

          51. Hexcel, Reorganized Hexcel and their officers be, and they hereby are, authorized and directed to negotiate, execute, and deliver an Amended and Restated BNP Reimbursement Agreement, with exhibits and schedules thereto, in conformity with the terms set forth in Article IV of the Plan and the Amended and Restated BNP Reimbursement Agreement and any documents delivered in connection therewith shall be, and they hereby are, approved and when executed and delivered by Reorganized Hexcel shall be the legal, valid and binding obligation of Reorganized Hexcel enforceable against Reorganized Hexcel in accordance with their terms. Execution and delivery of an Amended and Restated BNP Reimbursement Agreement in form mutually satisfactory to the Proponents and BNP shall be a condition to the Effective Date in addition to those conditions set forth in Article X of the Plan.

          52. Pursuant to Section 9.3 of the Plan, on the Effective Date, all rights, claims, causes of action, avoiding powers, suits and proceedings arising under Sections 544, 545, 547, 548, 549, 550 and 553 of the

Bankruptcy Code shall be extinguished whether or not then pending.

          53. None of Hexcel, Reorganized Hexcel, Mutual Series, the Creditors' Committee, the Equity Committee or any of their respective members, officers, directors, employees, attorneys, advisors or agents shall have or incur any liability to any holder of a Claim or Equity Interest for any act or omission in connection with, or arising out of, the pursuit of confirmation of the Plan, the conduct of the business or affairs of Hexcel as a debtor in possession, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan except for willful misconduct or gross negligence, and, in all respects, Hexcel, Reorganized Hexcel, the Creditors' Committee, the Equity Committee, Mutual Series and each of their respective members, officers, directors, employees, advisors and agents shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan and retain the benefit, if any, of any immunity available to Committee members.

          54. Upon the Effective Date, any and all claims held by Hexcel against any present or former officers or directors shall be forever waived, released and discharged, and will not be retained or enforced by Reorganized Hexcel.

          55. Upon the Effective Date, to the fullest extent allowable under applicable bankruptcy law, any and all claims and causes of action, whether direct or derivative, against any present or former officer or director of Hexcel by any holder of a Claim or Interest under the Plan shall be forever waived, released and discharged, and not retained or enforced by such holder.

          56. Upon the cure of all defaults, if any, under the IDRB's, on the Effective Date the IDRB's shall be Reinstated.

          57. Payment of all past due principal and interest due under the Subordinated Debentures, including compound interest at the contract rate of 7% or such other rate as determined by the Court, on the Effective Date shall constitute the cure of all defaults under the Subordinated Debentures and the Subordinated Debenture Indenture, and the Subordinated Debentures and the Subordinated Debenture Indenture shall be Reinstated.

          58. Pursuant to Exhibit C of the Standby Purchase Commitment, the initial Board of Directors shall be comprised of John J. Lee, Dr. George S. Springer, Franklin

S. Wimer, Marshall S. Geller, Peter Langerman, Joseph Harrosh, Robert L. Witt, Peter D. Wolfson and the new Chief Executive Officer of Hexcel commencing with his employment by Hexcel. If Mutual Series owns more than 50% of the outstanding common stock of Hexcel upon the conclusion of the Subscription Rights Period, Mutual Series shall designate one additional director. If Mutual Series owns less than 25% of the outstanding common stock of Hexcel upon conclusion of the Subscription Rights Period, the directors nominated by the Equity Committee, together with the directors nominated by mutual agreement of the Equity Committee and Mutual Series, will select one additional director.
The new Board of Directors will select (with the approvals of at least two of the nominees of the Equity Committee) one of the directors as initial Chairman. The initial Board of Directors of Hexcel shall hold office until the first post-consummation annual meeting of stockholders of Hexcel, and until such directors' successors shall be elected and qualified. The first post-consummation annual meeting of stockholders shall be held not earlier than nine months after the Effective Date unless otherwise agreed by the board designees of Mutual Series and the Equity Committee.

          59. Pending selection of a new Chief Executive Officer mutually acceptable to the Board nominees of the Equity Committee and Mutual Series, John
J. Lee will continue as Chief Executive Officer of Reorganized Hexcel. When the new Chief Executive Officer takes office, (a) Mr. Lee will resign as an officer of Hexcel and will be retained as a consultant by Hexcel for strategic planning, reporting to the Chief Executive Officer and Board of Directors of Hexcel under a two year agreement, subject to termination at the end of the first year by resolution of the Board of Directors delivered to Mr. Lee not earlier than 60 days and not later than 30 days prior to the end of the first year; (b) Mr. Lee will receive (i) base compensation (salary and fees) of $180,000 per year during the first year, $230,000 during the second year, plus the same benefits provided to him in his interim employment agreement approved by the Bankruptcy Court; (ii) appropriate bonus opportunity determined by the Board of Directors based upon attainment of the goals established by the Board of Directors; (iii) stock options for approximately .625% of Reorganized Hexcel's fully diluted common stock (without giving effect to the conversion of the 7% Convertible Subordinated Debentures due 2011) at a price equal to the average of the daily average prices of the stock for the 20 trading days beginning 30 calendar days following the conclusion of the Subscription Rights Period; (iv) such options will vest in equal monthly installments over the two-year term of the consulting agreement, subject to being fully vested upon any early termination thereof (other than for cause or voluntary resignation) and will be exercisable until the later of three years following the Effective Date or one year after expiration of the consulting agreement.

          60. Pursuant to the Stipulation and Order attached to the Disclosure Statement as Exhibit H, on the Effective Date the PVSC Claims (as defined in said Exhibit H) shall be settled, and the Debtor's objection to the PVSC Claims as well as any other claims assertable by the Debtor, Debtor in Possession or Trustee, or successor predicated on bankruptcy law are dismissed with prejudice and, in the interim, all litigation between the Debtor in Possession and PVSC as to the Objection is stayed. The fact of this stay shall not be used by any party in prejudice of any other party's rights to discovery, withdrawal of the reference or otherwise. This stay may be terminated on three days written and faxed notice if the Effective Date has not occurred by April 1, 1995.

          61. Until the entry of a Final Decree in this Chapter 11 Case, this Court shall retain jurisdiction over Reorganized Hexcel and this Chapter 11 Case for all purposes including those listed in Article XI of the Plan and to enforce compliance with any orders of the type referred to in Section 1142 of the Bankruptcy Code.

          62. The reversal or modification of this Order on appeal shall not affect the validity of the Plan or any other agreement or action authorized by this Order as to any entity acting in good faith, whether or not that entity knows of the appeal, unless this Order is stayed pending appeal.

          63. Nothing contained in the Confidentiality Order dated February 24, 1994 shall prohibit members of the Equity Committee and the Creditors' Committee from trading in securities of or claims against Hexcel or Reorganized Hexcel.


                                  MISCELLANEOUS

          64. All applications for final allowances of compensation and reimbursement of disbursements pursuant to Sections 330 and 503(b) of the Bankruptcy Code shall be filed with the Court and served upon the Debtor within forty-five days from and after the Effective Date.

          65. Reorganized Hexcel and the Equity Committee shall have the exclusive right (except as to (i) Claims or applications for bonuses of the Debtor's officers, directors and employees and (ii) applications for allowances of compensation and reimbursement of expenses under Sections 330 and 503 of the Bankruptcy Code) to make and file objections to Administrative Expense Claims and Claims and shall serve a copy of each objection upon the holder of the Administrative Expense Claim or Claim to which the objection is made as soon as practicable, but in no event later than thirty days after the Effective Date; provided, however that the Equity Committee shall not file an objection (other than with respect to (i) Claims or applications for bonuses of the Debtor's officers, directors and employees and (ii) applications for allowances of compensation and reimbursement of expenses under Sections 330 and 503 of the Bankruptcy Code), without first making prior demand that Reorganized Hexcel file such an objection and ten days having elapsed without such objection being filed by Reorganized Hexcel.

          66. Within fifteen days after entry of this Order or within such further time as the Court may allow, the Proponents shall (a) mail to all known creditors, shareholders and other parties in interest notice of the entry of this Order and (b) publish such notice on one occasion in the national editions of THE WALL STREET JOURNAL, THE NEW YORK TIMES and THE OAKLAND TRIBUNE.

Dated:    Oakland, California
          January 10, 1995 at 11:30 a.m.



                                              /s/
                                        ----------------------------
                                        HONORABLE LESLIE TCHAIKOVSKY
                                        UNITED STATES BANKRUPTCY JUDGE

APPROVED AS TO FORM:

KRONISH, LIEB, WEINER & HELLMAN



By:        /s/
   -------------------------------------
     Co-Counsel for the Debtor

MARCUS MONTGOMERY WOLFSON P.C.



By:        /s/
   -------------------------------------
   Counsel to the Official Committee
     of Equity Security Holders

PILLSBURY MADISON & SUTRO



By:        /s/
   -------------------------------------
   Counsel to the Official
     Creditors' Committee

                                                                       EXHIBIT A



                            SUBSCRIPTION RIGHTS PLAN


                                     RECITAL

           This Subscription Rights Plan (this "Plan") is adopted by Hexcel Corporation ("Hexcel") pursuant to, and as of the Effective Date of, the First Amended Plan of Reorganization proposed by the Debtor and the Official Committee of Equity Security Holders under Chapter 11 of the Bankruptcy Code, dated November 7, 1994 (the "Chapter 11 Plan"), as confirmed by the Bankruptcy Court in Hexcel's chapter 11 case. Except as otherwise provided herein, capitalized terms used in this Plan have the meanings assigned to them in the Chapter 11 Plan.


                                  TERMS OF PLAN

1.   THE SUBSCRIPTION RIGHTS.

          1.1 This Plan authorizes the distribution of 1.21273 rights to subscribe for additional shares of Reorganized Hexcel Common Stock as described below ("Subscription Right"), with respect to each share of Hexcel Common Stock, par value $.01 per share (the "Common Stock"), issued and outstanding as of the close of business on the Effective Date (the "Record Date"), other than shares of Reorganized Hexcel Common Stock issued by Reorganized Hexcel on the Effective Date. Each Subscription Right entitles the holder to purchase one share of Reorganized Hexcel Common Stock for an aggregate of approximately 8,864,865 shares of Reorganized Hexcel Common Stock (the "Offered Shares"), subject to rounding as provided herein. Each holder of record of Common Stock (other than shares of Reorganized Hexcel Common Stock issued by Reorganized Hexcel on the Effective Date) on the Record Date (an "Original Holder") shall be deemed to have received a distribution of such Subscription Rights. Original Holders and transferees of the Basic Subscription Rights of Original Holders are referred to herein as "Holders."

          1.2  Each Subscription Right entitles the Holder thereof:

               1.2.1 to the right (each, a "Basic Subscription Right") to purchase one Offered Share at a purchase price of $4.625 per share; plus

               1.2.2 in the case of Original Holders, conditioned upon such Original Holder's qualifying as an Eligible Rights Holder (as defined in Section 1.3(c) of this Plan), such Original Holder also has the right to purchase any desired number of Offered Shares from the Stockholder Pool at a purchase price of $4.625 per share (the "Oversubscription Rights"), subject to Proration as provided herein. OVERSUBSCRIPTION RIGHTS ARE NOT TRANSFERABLE AND MAY NOT BE EXERCISED BY ANY HOLDER OTHER THAN AN ELIGIBLE RIGHTS HOLDER.

The "Oversubscription Pool" consists of all Offered Shares subject to Basic Subscription Rights that expire unexercised. The "Standby Pool" consists of 25% of the Oversubscription Pool remaining after the first 108,108 shares of Reorganized Hexcel Common Stock have been allocated for purchase by John J. Lee pursuant to the Chapter 11 Plan (the "Designated Shares"). The "Stockholder Pool" consists of the Oversubscription Pool remaining after excluding the Standby Pool and the Designated Shares.

          1.3  For purposes of this Plan:

     (a) "BENEFICIAL RIGHTS HOLDER" means a person or entity who is listed on the records of any Nominee as the beneficial owner of any Common Stock held in the name of such Nominee (either of record or through another Nominee) as of the close of business on the Record Date.

     (b) "ELIGIBLE BENEFICIAL RIGHTS HOLDER" means a Beneficial Rights Holder on whose behalf a Nominee has, at such Beneficial

Rights Holder's direction, exercised in accordance with the terms of this Plan, all Basic Subscription Rights issued to or for the account of such Nominee by Reorganized Hexcel pursuant to this Plan with respect to Common Stock beneficially owned by such Beneficial Rights Holder.

     (c) "ELIGIBLE RIGHTS HOLDER" means (i) an Original Holder, other than a Nominee, who has exercised, in accordance with the terms of this Plan, all Basic Subscription Rights issued to such holder by Reorganized Hexcel pursuant to the Chapter 11 Plan, and (ii) a Nominee to the extent acting on behalf of an Eligible Beneficial Rights Holder, regardless of whether such Nominee has exercised less than all of the Basic Subscription Rights issued to it pursuant to the Chapter 11 Plan.

     (d) "NOMINEE" means any bank, trust company, depositary or securities broker or dealer which holds Common Stock, either of record or beneficially through another Nominee, on the Record Date otherwise than as the beneficial owner thereof.

          1.4 A Nominee may only exercise Oversubscription Rights on behalf of Eligible Beneficial Rights Holders who beneficially own Basic Subscription Rights registered in that Nominee's name. Hexcel may prescribe the procedures for verifying that Nominees are exercising Oversubscription Rights only on behalf of Eligible Beneficial Rights Holders. All questions concerning the validity of any exercise of Basic Subscription Rights or Oversubscription Rights and the proper Proration of shares in the Stockholder Pool, will be determined by Hexcel or by the Subscription Agent, and such determinations shall be final and binding. For purposes of administering this Plan, including without limitation for purposes of determining whether Oversubscription Rights have been properly exercised and for purposes of Proration, (i) in the event that any person or entity has accounts with more than one Nominee through which such person or entity is listed as the beneficial owner of Common Stock as of the close of business on the Record Date, then each account or group of accounts of that person or entity with each different Nominee will be treated by Hexcel or by the Subscription Agent as a separate Beneficial Rights Holder, and (ii) in the event that a Beneficial Rights Holder is also a Record Holder of Hexcel Common Stock, then Hexcel and the Subscription Agent will treat that person or entity in its capacity as a Record Holder of Hexcel Common Stock as being separate from that person or entity in its capacity as a Beneficial Rights Holder; accordingly, a person or entity which owns shares of Common Stock either through separate Nominees or both of record and through one or more Nominees may be treated by Hexcel and the Subscription Agent as multiple persons or entities for purposes of Proration and other matters under this Plan.

2.   SUBSCRIPTION PRICE.

          The Subscription Price for each share of Reorganized Hexcel Common Stock is $4.625. The aggregate Subscription Price for any subscription shall be rounded up to the nearest whole cent.

3.   PRORATION.

          3.1 The number of shares of Reorganized Hexcel Common Stock issuable upon the exercise of Basic Subscriptions Rights shall not be subject to proration.

          3.2 If the aggregate number of shares of Reorganized Hexcel Common Stock subscribed for through the exercise of Oversubscription Rights is more than the number of shares available in the Stockholder Pool, the available shares will be apportioned among the Eligible Rights Holders who exercised their Oversubscription Rights in proportion to the number of Basic Subscription Rights originally issued by Hexcel to, and exercised by, each Eligible Rights Holder through repeated application of the proration procedure described in the next paragraph, and subject to rounding as provided in Section 6.2 of this Plan.

          Each time the following procedure is applied, the "number of shares of Reorganized Hexcel Common Stock remaining in the Stockholder Pool" shall mean the number of shares in the Stockholder Pool not apportioned by prior applications of the procedures described in this paragraph. The number of shares of Reorganized Hexcel Common Stock remaining in the Stockholder Pool shall be apportioned among all those Eligible Rights Holders who have not yet been apportioned (through previous applications of this procedure) the full number of shares subscribed for by them in their respective exercises of Oversubscription Rights. Apportionment among them shall be based on the ratio of the number of Basic Subscription Rights originally issued by Hexcel to, and exercised by, each Eligible Rights Holder; provided, that if the number of shares so apportioned to any Eligible Rights Holder exceeds the number of shares subscribed for by that Eligible Rights Holder's exercise of Oversubscription Rights, then the excess shall not be apportioned, and that Eligible Rights Holder shall thereafter not be apportioned any additional shares should there be further applications of this procedure. This procedure shall be repeated until either (i) all of the shares in the Stockholder Pool shall have been apportioned and there are no shares left in the Stockholder Pool for further apportionment, or (ii) a sufficient number of shares has been apportioned to all Eligible Rights Holders to satisfy all of their exercised Oversubscription Rights, whichever occurs first.

4.   SUBSCRIPTION PERIOD.

          The Subscription Rights will be exercisable only during the period (the "Subscription Period") commencing 15 days after the Effective Date and expiring at 5:00 P.M., Eastern Standard Time, on the first Business Day that occurs not less than 45 days after the Effective Date (the "Subscription Rights Expiration Date"). After the Subscription Rights Expiration Date, unexercised Subscription Rights will be null and void. Hexcel shall not be obligated to honor any purported exercise of Subscription Rights received after the Subscription Rights Expiration Date, regardless of when the documents relating to such exercise were sent, except pursuant to the Guaranteed Delivery Procedures described below.

5.   DISTRIBUTION OF CERTIFICATES.

          5.1 As soon as practicable after the Effective Date, but not later than 15 days thereafter, Hexcel shall distribute to Original Holders transferable certificates ("Subscription Rights Certificates") in the form attached to and governed by this Plan, representing the Subscription Rights issued to Original Holders pursuant to this Plan.

          5.2 As soon as practicable after the Subscription Rights Expiration Date, Hexcel shall distribute to Holders who have duly exercised their Subscription Rights stock certificates representing that number of shares of Reorganized Hexcel Common Stock subscribed for and to be issued in accordance with the terms of this Plan.

          5.3 Subscription Rights Certificates shall be executed on behalf of Hexcel by its Chairman, Vice Chairman, Chief Executive Officer or President, under its corporate seal reproduced thereon attested by its Secretary or an Assistant Secretary. The signature of any of these officers on the certificate may be manual or facsimile.

6.   NO FRACTIONAL REORGANIZED HEXCEL COMMON STOCK.

          6.1 The number of Basic Subscription Rights issuable to any Holder will be rounded to the nearest whole number, with .50 Basic Subscription Right being rounded up to the next whole Basic Subscription Right.

          6.2 No fractional shares of Reorganized Hexcel Common Stock shall be issued. The number of shares of Reorganized Hexcel Common Stock issuable to any Holder pursuant to the exercise of Oversubscription Rights will be rounded down to the next lowest whole number of shares.

          6.3 No Subscription Rights may be divided in such a way as to permit the holder to receive a greater number of shares of Reorganized Hexcel Common Stock than the number to which such Subscription Rights entitles its Holder, except that a depositary, bank, trust company, or securities broker or dealer holding shares of Common Stock on the Record Date for more than one beneficial owner may, upon proper showing to the Subscription Agent, exchange its Subscription Rights Certificate to obtain Subscription Rights Certificates for each beneficial owner on the Record Date.

7.   SUBSCRIPTION AND OTHER AGENTS.

          7.1 Hexcel shall appoint an agent to act in administering the Subscription Rights (the "Subscription Agent") under this Plan. Hexcel may also appoint an escrow agent for the receipt of funds on exercise of Subscription Rights and a transfer agent for the registration and transfer of the Subscription Rights and Reorganized Hexcel Common Stock. The terms of Hexcel's agreements with such agents, regarding the form of certificates, countersignatures, procedures for assignment or exercise, or the like, shall be deemed adopted by Hexcel as part of this Plan.

          7.2 All questions concerning the Subscription Rights will be determined by Hexcel (or the Subscription Agent, as permitted below), whose determinations will be final and binding. Hexcel may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine, or reject the purported exercise of any Subscription Right. The Subscription Agent may exercise all the rights of Hexcel under this Plan, including determination of the timeliness, validity, form and eligibility of any exercise of Subscription Rights, calculation of shares of Reorganized Hexcel Common Stock subscribed for, calculation of any required proration and any other actions required for the orderly distribution of the Subscription Rights and Reorganized Hexcel Common Stock. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as Hexcel or the Subscription Agent determines in its sole discretion. Neither Hexcel nor the Subscription Agent will be under any duty to give notification of any defect or irregularity in connection with the submission of Subscription Rights Certificates or incur any liability for failure to give such notification.

8.   RESERVATION OF REORGANIZED HEXCEL COMMON STOCK.

          Hexcel shall at all times reserve and hold available for issuance the number of shares of Reorganized Hexcel Common Stock required to be issued pursuant to the Subscription Rights.

9.   EXERCISE OF SUBSCRIPTION RIGHTS.

          9.1 ONCE A HOLDER HAS EXERCISED THE SUBSCRIPTION RIGHTS IN THE MANNER PROVIDED BELOW, THE SUBSCRIPTION IS IRREVOCABLE.

          9.2 Subscription Rights may be exercised by delivering to the Subscription Agent during the Subscription Period, the properly completed and executed Subscription Rights Certificate, with any required signature guarantees, together with payment in full of the aggregate Subscription Price for all shares subscribed for pursuant to the Subscription Rights (whether through the exercise of Basic Subscription Rights or the Oversubscription Rights). Such payment in full must be by (a) check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to the Subscription Agent or the Escrow Agent, as set forth in the Instructions, or (b) wire transfer of funds to the account specified for such purpose designated in the Subscription Rights Certificates. The Subscription Price will be deemed to have been received by the Subscription Agent only upon (i) clearance of any uncertified check, (ii) receipt by the Subscription Agent or Escrow Agent of any certified check or bank draft drawn upon a U.S. bank or of any postal, telegraphic or express money order or (iii) receipt of good funds in the account designated in the Subscription Rights Certificates. If paying by uncertified personal check, please note that the funds paid thereby may take at least five Business Days to clear. ACCORDINGLY, HOLDERS WHO WISH TO PAY THE SUBSCRIPTION PRICE BY MEANS OF UNCERTIFIED PERSONAL CHECK ARE URGED TO MAKE PAYMENT SUFFICIENTLY IN ADVANCE OF THE SUBSCRIPTION RIGHTS EXPIRATION DATE TO ENSURE THAT SUCH PAYMENT IS RECEIVED AND CLEARS BY SUCH DATE AND ARE URGED TO CONSIDER PAYMENT BY MEANS OF CERTIFIED OR CASHIER'S CHECK, MONEY ORDER OR WIRE TRANSFER OF FUNDS.

          9.3 The Subscription Agent may elect to treat subscriptions accompanied by payment of an insufficient amount as a subscription for the number of shares of Reorganized Hexcel Common Stock whose Subscription Price is paid by the amount received. Payments in an amount greater than the aggregate Subscription Price required by the stated Basic Subscription and Oversubscription shall be treated as subscriptions for the amounts stated on the Subscription Rights Certificate only; excess amounts shall be refunded in due course after the Subscription Rights Expiration Date.

          9.4 The permitted methods of delivery and the address to which Subscription Rights Certificates and payment of the Subscription Price should be delivered shall be set forth in the Instructions which will be delivered with the Subscription Rights Certificates.

          9.5 If a Holder wishes to exercise Subscription Rights, but time will not permit such Holder to cause the Subscription Rights Certificate to reach the Subscription Agent on or prior to the Subscription Rights Expiration Date, such Subscription Rights may nevertheless be exercised if all of the following conditions (the "Guaranteed Delivery Procedures") are met:

               9.5.1 such Holder has caused payment in full of the aggregate Subscription

                         Price for all shares being subscribed for pursuant to the Basic Subscription Rights or Oversubscription Rights to be received (in the manner set forth above) by the Subscription Agent on or prior to the Subscription Rights Expiration Date;

               9.5.2 the Subscription Agent receives, on or prior to the Subscription Rights Expiration Date, a guarantee notice (a "Notice of Guaranteed Delivery"), substantially in the form provided with the Instructions, from a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. (the "NASD"), or from a commercial bank or trust company having an office or correspondent in the United States (each, an "Eligible Institution"), stating the name of the exercising Holder, the number of Rights represented by the Subscription Rights Certificate or Subscription Rights Certificates held by such exercising Holder, the number of shares being subscribed for pursuant to the Subscription Rights, and guaranteeing the delivery to the Subscription Agent of any Subscription Rights Certificate evidencing such Subscription Rights within five days following the date of the Notice of Guaranteed Delivery; and

               9.5.3 the properly completed Subscription Rights Certificate evidencing the

                         Subscription Rights being exercised, with any required signature guarantees, is received by the Subscription Agent within five days following the date of the Notice of Guaranteed Delivery relating thereto.

The Notice of Guaranteed Delivery may be delivered to the Subscription Agent as set forth in the Instructions, or may be transmitted to the Subscription Agent by telegram or facsimile transmission, as permitted by the Subscription Agent and set forth in the Instructions.

          9.6 Unless a Subscription Rights Certificate (i) provides that the shares to be issued pursuant to the exercise of Subscription Rights represented thereby are to be delivered to the Holder or (ii) is submitted for the account of an Eligible Institution, signatures on such Subscription Rights Certificate must be guaranteed by an Eligible Institution.

          9.7 Nominees and others who hold shares of Common Stock for the account of others, should notify the respective beneficial owners of such shares as soon as possible to ascertain such beneficial owners' intentions and to obtain instructions with respect to the Subscription Rights. If the beneficial owner so instructs, the record holder of such Subscription Right should complete Subscription Rights Certificates and submit them to the Subscription Agent with the proper payment. In addition, beneficial owners of Common Stock or Subscription Rights held through such a Holder should contact the Holder and request the Holder to effect transactions in accordance with the beneficial owner's instructions.

          9.8 The Instructions should be read carefully and followed in detail. DO NOT SEND SUBSCRIPTION CERTIFICATES TO HEXCEL CORPORATION. BENEFICIAL RIGHTS HOLDERS SHOULD PROMPTLY SUBMIT INSTRUCTIONS TO THEIR NOMINEE AS TO THE EXERCISE OF THEIR SUBSCRIPTION RIGHTS WITH APPROPRIATE PAYMENT, AND SHOULD NOT SEND THEM TO HEXCEL OR THE SUBSCRIPTION AGENT.

               THE METHOD OF DELIVERY OF SUBSCRIPTION RIGHTS CERTIFICATES AND PAYMENT OF THE SUBSCRIPTION PRICE TO THE SUBSCRIPTION AGENT WILL BE AT THE ELECTION AND RISK OF THE HOLDERS, BUT IF SENT BY MAIL IT IS RECOMMENDED THAT SUCH CERTIFICATES AND PAYMENTS BE SENT BY MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, AND THAT A SUFFICIENT NUMBER OF DAYS BE ALLOWED TO ENSURE DELIVERY TO THE SUBSCRIPTION AGENT AND CLEARANCE OF PAYMENT PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE SUBSCRIPTION RIGHTS EXPIRATION DATE. BECAUSE UNCERTIFIED PERSONAL CHECKS MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR, HOLDERS ARE STRONGLY URGED TO PAY, OR ARRANGE FOR PAYMENT, BY MEANS OF CERTIFIED OR CASHIER'S CHECK, MONEY ORDER OR WIRE TRANSFER OF FUNDS.

10.  METHOD OF TRANSFERRING RIGHTS.

          10.1 Basic Subscription Rights and the corresponding Subscription Rights Certificates may be transferred by Holders. Subject to compliance with applicable securities laws, the Basic Subscription Rights evidenced by a Subscription Rights Certificate may be transferred in whole by endorsing the Subscription Rights Certificate for transfer in accordance with the Instructions. A portion of the Basic Subscription Rights evidenced by a single Subscription Rights Certificate (but not fractional Basic Subscription Rights) may be transferred by delivering to the Subscription Agent a Subscription Rights Certificate properly endorsed for transfer, with instructions to register such portion of the Basic Subscription Rights evidenced thereby in the name of the transferee (and to issue a new Subscription Rights Certificate to the transferee evidencing such transferred Basic Subscription Rights). In such event, a new Subscription Rights Certificate evidencing the balance of the Basic Subscription Rights will be issued to the holder or, if the holder so instructs, to an additional transferee. THE OVERSUBSCRIPTION RIGHTS ARE NOT TRANSFERABLE.

          10.2 Holders wishing to transfer all or a portion of their Basic Subscription Rights (but not fractional Basic Subscription Rights) should allow a sufficient amount of time prior to the Subscription Rights Expiration Date for
(i) the transfer instructions to be received and processed by the Subscription Agent, (ii) a new Subscription Rights Certificate to be issued and transmitted to the transferee or transferees with respect to transferred Basic Subscription Rights, and to the Holder with respect to retained Basic Subscription Rights, if any, and (iii) the Basic Subscription Rights evidenced by such new Subscription Certificates to be exercised or sold by the recipients thereof. Neither Hexcel nor the Subscription Agent shall have any liability to a transferee or transferor of Rights if Subscription Rights Certificates are not received in time for exercise prior to the Subscription Rights Expiration Date.

          10.3 Except for the fees charged by the Subscription Agent, the transfer agent and the Escrow Agent, if any (all of which will be paid by Hexcel), all commissions, fees and other expenses (including brokerage commissions and transfer taxes) incurred in connection with the purchase, sale or exercise of Subscription Rights will be for the account of the Holder, and none of such commissions, fees or expenses will be paid by Hexcel or the Subscription Agent.

11.  AMENDMENTS TO PLAN.

          Hexcel reserves the right to amend the terms, procedures for subscription, form of Subscription Rights Certificate and other provisions of this Plan prior to the distribution of the Subscription Rights Certificates, provided, that such amendment shall not affect the number of shares of Reorganized Hexcel Common Stock purchasable hereunder by the Holders or reduce the Subscription Period below 30 days.

                                           EXHIBIT A TO SUBSCRIPTION RIGHTS PLAN

                                                            SERIAL NO. _________

                               HEXCEL CORPORATION

                         SUBSCRIPTION RIGHTS CERTIFICATE

[***Name and Address of holder]              Number of Basic
                                             Subscription Rights:
                                             ____________________

          This certifies that the above-named person, or registered assigns, is the registered holder of _________________________________________________ Basic
Subscription Rights to purchase Common Stock, par value $.01 per share, of Hexcel Corporation (the "CORPORATION"), subject to the terms, provisions and conditions of the Subscription Rights Plan of the Corporation (the "RIGHTS PLAN"), which are hereby incorporated herein by reference and made a part hereof. Except as otherwise provided herein, capitalized terms used herein have the meanings assigned to them in the Rights Plan.

          Pursuant to the First Amended Plan of Reorganization, dated
November 7, 1994, proposed by the Corporation and by the Official Committee of Equity Security Holders and confirmed by the United States Bankruptcy Court for the Northern District of California on ________ __, 1995, each stockholder has been granted Subscription Rights to purchase additional shares of Common Stock as set forth in the Rights Plan. Reference is made to the Rights Plan and the First Amended Disclosure Statement, dated November 7, 1994 ("DISCLOSURE STATEMENT"), for a more complete description of the Corporation, the Subscription Rights and the Common Stock purchasable hereunder.

          This Subscription Rights Certificate shall not be valid or obligatory for any purpose unless and until it shall have been countersigned by the Subscription Rights Agent.

          Witness the facsimile signature of the proper officers of the Corporation and its corporate seal.

Dated: __________, 1995

[Seal]

ATTEST:                                      Hexcel Corporation

                                             By:
- -------------------------                       ------------------------------
     Secretary

Countersigned:

[***Subscription Agent]

By:
   -----------------------

FOR YOUR SUBSCRIPTION TO BE EFFECTIVE, A COMPLETED SUBSCRIPTION CERTIFICATE MUST BE RECEIVED BY *** ________________________ (THE "SUBSCRIPTION AGENT") AT ITS ADDRESS BELOW NO LATER THAN 5:00 P.M. EASTERN STANDARD TIME ON ________ __, 1995 ACCOMPANIED BY PAYMENT TO [*** BANK], AS ESCROW AGENT FOR THE CORPORATION, IN THE AMOUNT OF THE TOTAL OF THE SUBSCRIPTION PRICE FOR THE NUMBER OF SHARES OF COMMON STOCK SUBSCRIBED FOR THROUGH THE EXERCISE OF BASIC SUBSCRIPTION RIGHTS AND THE OVERSUBSCRIPTION RIGHTS. SEE INSTRUCTIONS FOR PERMITTED MEANS OF PAYMENT.

ITEM 1.   BASIC SUBSCRIPTION.  COMPLETE ITEMS A AND B BELOW.

The undersigned desires to purchase, and hereby irrevocably subscribes for, the number of shares of Common Stock indicated below, at the price of $4.625 per share:

     A. Each Basic Subscription Right entitles the holder to purchase one share of Common Stock at a Subscription Price of $4.625 per share. You can exercise all or any portion of the number of Basic Subscription Rights held by you as indicated on the face of the Subscription Rights Certificate, provided that you may not exercise a fractional Basic Subscription Right.

         NUMBER OF BASIC SUBSCRIPTION RIGHTS EXERCISED:

TO EXERCISE ALL OF THE BASIC SUBSCRIPTION RIGHTS REPRESENTED BY THE SUBSCRIPTION RIGHTS CERTIFICATE, CHECK BOX (1).

TO EXERCISE LESS THAN ALL OF THE BASIC SUBSCRIPTION RIGHTS REPRESENTED BY THE SUBSCRIPTION RIGHTS CERTIFICATE, CHECK BOX (2) AND FILL IN THE NUMBER OF SHARES FOR WHICH YOU WISH TO SUBSCRIBE.


          (1) / / I wish to exercise all of my Basic Subscription Rights at $4.625 per share.

                         OR

          (2) / / I wish to exercise my Basic Subscription Rights to subscribe for the following number of shares:
          _______________________________________________
          (must be a whole number not exceeding the total number of Basic Subscription Rights represented by this certificate)

B.  Compute the BASIC subscription price:

                                    x   $4.625  =  $
          -------------------------                 ---------------------
          No. of shares subscribed                 Total Price
          for (no fractions)               (round fraction to next
                                            highest whole cent)

ITEM 2.   OVERSUBSCRIPTION

NOTE: OVERSUBSCRIPTION RIGHTS MAY ONLY BE EXERCISED BY ELIGIBLE RIGHTS HOLDERS (THAT IS, HOLDERS OF COMMON STOCK AS OF THE CLOSE OF BUSINESS ON THE EFFECTIVE DATE UNDER THE FIRST AMENDED PLAN OF REORGANIZATION WHO EXERCISE ALL OF THE BASIC SUBSCRIPTION RIGHTS ISSUED TO THEM OR THEIR ACCOUNT PURSUANT TO SUCH PLAN OR ANY BANK, TRUST COMPANY, DEPOSITARY OR SECURITIES BROKER OR DEALER WHICH HOLDS SUBSCRIPTION RIGHTS AS NOMINEE ON BEHALF OF AN ELIGIBLE BENEFICIAL RIGHTS HOLDER, AS DEFINED IN THE RIGHTS PLAN).

In addition to shares subscribed for by exercise of the Basic Subscription Rights, the undersigned desires to purchase, if available, and hereby irrevocably subscribes for, the number of shares of Common Stock indicated below through the exercise of Oversubscription Rights. The actual number of shares of Common Stock available for Oversubscriptions depends on the number of Basic Subscription Rights exercised by all holders thereof and other factors, and is subject to proration as set forth in the Rights Plan. The undersigned understands that the Total Price shown below must be paid with this subscription, and that any excess payment resulting from proration will be refunded.


     ___________________   x   $4.625  =  $____________

     No. of shares                         Total Price
     (no fractions)                        (round fraction to next
                                            highest whole cent)


          PAYMENT TO [*** BANK AS ESCROW AGENT FOR THE CORPORATION] IN THE AMOUNT OF THE TOTAL PURCHASE PRICE FOR THE SHARES SUBSCRIBED FOR BY THE EXERCISE OF BASIC SUBSCRIPTION RIGHTS AND THE OVERSUBSCRIPTION RIGHTS MUST ACCOMPANY THIS SUBSCRIPTION.

          IMPORTANT NOTE: NO SUBSCRIPTION WILL BE ACCEPTED WITHOUT PAYMENT IN THE FULL AMOUNT OF THE PURCHASE PRICE DUE IN CONNECTION WITH THE EXERCISE OF BOTH THE BASIC SUBSCRIPTION RIGHTS AND THE
          OVERSUBSCRIPTION RIGHTS.

          PAYMENT IN AMOUNTS INSUFFICIENT TO COVER THE STATED SUBSCRIPTIONS WILL BE TREATED AS SUBSCRIPTIONS FOR THE NUMBER OF SHARES PURCHASABLE BY SUCH LESSER AMOUNT. PAYMENT IN AMOUNTS GREATER THAN REQUIRED BY THE STATED SUBSCRIPTIONS WILL BE TREATED AS PAYMENT FOR THE STATED SUBSCRIPTIONS ONLY, AND THE EXCESS PAYMENT WILL BE REFUNDED.

Each holder of Subscription Rights, by signing below, certifies that he, she or it has been provided with a copy of the Plan and the Disclosure Statement.


Dated:           , 1995
       ----------                       -------------------------
                                        Print Name of Holder




                              -------------------------
                              Authorized Signature

                              Note: The signature must correspond with the name as written and the name must be that of the registered owner.
Guaranteed by:


Note: If shares of Common Stock are to be delivered to a person other than the one in whose name this certificate is issued, the signature must be guaranteed by a bank or trust company having an office or correspondent in the United States, a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc.

If Common Stock is to be issued in a different name, please complete the following:



                              ---------------------------------
                              Name for Registration


                              ---------------------------------
                              Mailing Address


                              ---------------------------------
                              City      State        Zip Code
                *    *    *    *    *    *    *    *    *    *

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned owner of the Subscription Rights represented by this Subscription Rights Certificate hereby sells, assigns and transfers unto the Assignee, ______________________________, having an address at _______________________________________________________ _________________
__________________________, _________________ of the Basic Subscription Rights
of the undersigned represented by this Subscription Rights Certificate and does hereby irrevocably constitute and appoint________________ _____________________________________ Attorney to transfer said rights on the books of Hexcel Corporation, a Delaware corporation, maintained for such purpose, with full power of substitution in the premises.


Dated:             , 1995
       ------------                     ----------------------------------
                                        Print Name of Holder



                                        ----------------------------------
                                        Authorized Signature

                                        Note:  The signature must correspond
                                        with the name as written and the name
                                        must be that of the registered owner.

Guaranteed by:



Note: The signature must be guaranteed by a bank or trust company having an office or correspondent in the United States, a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc.

                              GENERAL INSTRUCTIONS

The following Instructions should be read carefully and followed in detail.

DO NOT SEND SUBSCRIPTION RIGHTS CERTIFICATES TO HEXCEL CORPORATION.


INSTRUCTIONS FOR BANKS, BROKERS AND OTHER NOMINEE HOLDERS ONLY.

     11.0.1 If you are the holder of record, but not the beneficial owner, of any of the shares for which you are listed as the record holder, you should have received Subscription Rights in the names of the beneficial owners of which you notified the Corporation. You should forward Subcription Rights Instructions, as well as a copy of the Plan and Disclosure Statement, to such beneficial owners.

     11.0.2 No fees or commissions or other remuneration will be payable to any broker in connection with the solicitation of subscriptions from beneficial owners. Upon written request, the Corporation will reimburse you for customary mailing and handling expenses incurred in forwarding the Subscription Rights Certificate and accompanying solicitation packages to your clients, not in excess of proxy solicitation rates or reimbursement approved by the New York Stock Exchange.

     11.0.3 If you have any question regarding this Subscription Right or the procedures for its transmittal to beneficial owners, or if you need additional copies of the Plan and the Disclosure statement, please contact:

               ***SUBSCRIPTION AGENT
               [ADDRESS]

               NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL DEEM YOU, OR ANY OTHER PERSON, THE AGENT OF THE CORPORATION OR THE SUBSCRIPTION AGENT, OR AUTHORIZE YOU OR ANY PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF THE CORPORATION OR THE SUBSCRIPTION AGENT WITH RESPECT TO THE PLAN, THE SUBSCRIPTION RIGHTS OR THE COMMON STOCK, EXCEPT FOR THE STATEMENTS CONTAINED IN THE PLAN AND DISCLOSURE STATEMENT AS APPROVED BY THE UNITED STATES BANKRUPTCY COURT.

INSTRUCTIONS FOR RECORD OWNERS AND TRANSFEREES ONLY.

          If you are a registered owner, or a transferee, of the Subscription Rights represented by this Subscription Rights Certificate, you must complete this Subscription Rights Certificate and it must be received by the Subscription Agent, properly completed with a check in the amount of the total subscription price (in connection with the exercise of the Basic Subscription Rights and the Oversubscription Rights, if any), at the following address on or after ***_____________, 1995 and no later than 5:00 p.m EST on ***________, 1995.
NOTE: Transferees may not exercise Oversubscription Rights. Also, registered owners who are Nominees may, to the extent acting as a nominee, only exercise Oversubscription Rights on behalf of beneficial owners and only to the extent permitted under the Rights Plan.

          ***SUBSCRIPTION AGENT
          [ADDRESS]

          PAYMENT: Payment in full must be by (a) check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to ***_________________________, as Subscription Agent, or (b) wire transfer of funds to the account maintained by the Subscription Agent for such purpose at [***wire transfer instructions to be inserted]. The Subscription Price will be deemed to have been received by the Subscription Agent only upon (i) clearance of any uncertified check, (ii) receipt by the Subscription Agent of any certified check or bank draft drawn upon a U.S. bank or of any postal, telegraphic or express money order or (iii) receipt of good funds in the Subscription Agent's account at ***________________.

          Holders are strongly urged to pay, or arrange for payment, by means of certified or cashier's check, money order or wire transfer of funds. If paying by uncertified personal check, please note that the funds paid thereby may take at least five business days to clear. ACCORDINGLY, HOLDERS OF SUBSCRIPTION RIGHTS WHO WISH TO PAY THE SUBSCRIPTION PRICE BY MEANS OF UNCERTIFIED PERSONAL CHECK ARE URGED TO MAKE PAYMENT SUFFICIENTLY IN ADVANCE OF THE SUBSCRIPTION RIGHTS EXPIRATION DATE TO ENSURE THAT SUCH PAYMENT IS RECEIVED AND CLEARS BY SUCH DATE AND ARE URGED TO CONSIDER PAYMENT BY MEANS OF CERTIFIED OR CASHIER'S CHECK, MONEY ORDER OR WIRE TRANSFER OF FUNDS.

          IMPORTANT NOTE: Neither the Corporation nor the Subscription Agent can be responsible for Subscription Rights not received on or prior to 5:00 p.m. EST on the Subscription Rights Expiration Date, whether lost, stolen or delayed. The Rights Plan provides for GUARANTEED DELIVERY PROCEDURES by delivery through a bank, broker or other eligible institution. Please refer to the Rights Plan.

            Any questions or requests for assistance concerning the method of exercising Subscription Rights or requests for additional copies of the Rights Plan, the Instructions or the Guaranteed Delivery Procedures for late subscriptions should be directed to the Subscription Agent at (***) ________.

                                                 EXHIBIT B TO CONFIRMATION ORDER


REVISE SECTION 1.36 OF THE PLAN TO READ AS FOLLOWS:

     1.36 ELIGIBLE RIGHTS HOLDER means (i) a Record Holder of Hexcel Common Stock, other than a Nominee, who has exercised , in accordance with the terms of the Rights Plan, all Basic Subscription Rights issued to such holder by Reorganized Hexcel pursuant to the Plan, and (ii) a Nominee to the extent acting on behalf of an Eligible Beneficial Rights Holder, regardless of whether such Nominee has exercised less than all of the Basic Subscription Rights issued to it pursuant to the Plan.

ADD THE FOLLOWING DEFINITIONS TO ARTICLE I OF THE PLAN:

     1.88 BENEFICIAL RIGHTS HOLDER means a person or entity who is listed on the records of any Nominee as the beneficial owner of any Common Stock held in the name of such Nominee (either of record or through another Nominee) as of the close of business on the Effective Date.

     1.89 ELIGIBLE BENEFICIAL RIGHTS HOLDER means a Beneficial Rights Holder on whose behalf a Nominee has, at such Beneficial Rights Holder's direction, exercised in accordance with the terms of the Rights Plan, all Basic Subscription Rights issued to or for the account of such Nominee by Reorganized Hexcel pursuant to the Plan with respect to Common Stock beneficially owned by such Beneficial Rights Holder.

     1.90 NOMINEE means any bank, trust company, depositary or securities broker or dealer which holds Common Stock, either of record or beneficially through another Nominee, on the Effective Date otherwise than as the beneficial owner thereof.

REPLACE THE THIRD SENTENCE OF SECTION 4.11(b) OF THE PLAN WITH THE FOLLOWING:

In addition, under the Rights Plan an Eligible Rights Holder will have the right to exercise his Oversubscription Rights and thereby subscribe for all or a portion of the shares of Reorganized Hexcel Common Stock, if any, which are in the Stockholder Pool, subject to Proration in accordance with the terms of the Rights Plan; provided that Nominees may only exercise Oversubscription Rights on behalf of Eligible Beneficial Rights Holders with respect to whose Common Stock Basic Subscription Rights were issued to or for the account of such Nominee.

ADD THE FOLLOWING TO THE END OF SECTION 5.2(g) OF THE PLAN:

A Nominee may only exercise Oversubscription Rights on behalf of Eligible Beneficial Rights Holders who beneficially own Basic Subscription Rights registered in that Nominee's name. Under the Rights Plan, Reorganized Hexcel may prescribe the procedures for verifying that Nominees are exercising Oversubscription Rights only on behalf of Eligible Beneficial Rights Holders.

ADD THE FOLLOWING TO THE END OF SECTION 5.2 OF THE PLAN:

     (h) ADMINISTRATION OF RIGHTS PLAN. All questions concerning the Subscription Rights, including but not limited to questions as to the validity of any exercise of Basic Subscription Rights or Oversubscription Rights and the proper Proration of shares in the Stockholder Pool, will be determined by Reorganized Hexcel or by the Subscription Agent under the Rights Plan, and such determinations shall be final and binding. For purposes of administering the Rights Plan, including without limitation for purposes of determining whether Oversubscription Rights have been properly exercised and for purposes of Proration, (i) in the event that any person or entity has accounts with more than one Nominee through which such person or entity is listed as the beneficial owner of Common Stock as of the close of business on the Effective Date, then each account or group of accounts of that person or entity with each different Nominee will be treated by Reorganized Hexcel or by the Subscription Agent under the Rights Plan as a separate Beneficial Rights Holder, and (ii) in the event that a Beneficial Rights Holder is also a Record Holder of Hexcel Common Stock, then Reorganized Hexcel and the Subscription Agent under the Rights Plan will treat that person or entity in its capacity as a Record Holder of Hexcel Common Stock as being separate from that person or entity in its capacity as a Beneficial Rights Holder.